Exhibit 99.1

Press Release

Comstock Holding Announces Balance Sheet Recapitalization and Completion of Platform Transition

Divestment of Residual Homebuilding Assets and Entry into Amended and Restated Asset Management Agreement Positions Comstock for Future

April 30, 2019

FOR IMMEDIATE RELEASE:

Comstock Holding Companies, Inc., (NASDAQ: CHCI) (“CHCI” or the “Company”), today announced it has completed a series of transactions that accomplish its previously announced plan to wind-down its for-sale homebuilding activities and transition its operating platform to commercial development and asset management. The subject transactions with private entities associated with its Chief Executive Officer (“CDS”) result in the complete divestment of all liabilities associated with its legacy homebuilding operations, the retention by CHCI of approximately $18,500,000 of prior capital investments by CDS in the homebuilding assets, and the entry into a new asset management agreement (the “2019 AMA”) that increases CHCI’s revenue opportunities associated with the assets owned by CDS that anchor the transformation of CHCI’s operating platform (collectively the “Platform Transition Transaction”). The 2019 AMA replaces the original asset management agreement, that was effective January 1, 2018 (the “2018 AMA”) and its cost-plus revenue feature with a modified market rate fee structure that preserves the stability of the cost-plus feature but removes the revenue cap element of the 2018 AMA. The 2019 AMA positions CHCI as developer and asset manager of a portfolio of CDS assets in Northern Virginia that includes stabilized buildings and development assets that, at full build out, will include nearly 7 million square feet of investment-grade, transit-oriented and mixed-use assets encompassing more than 2,500 multi-family rental units, Class A and Trophy office, retail, hotels, and commercial parking garages located adjacent to two Metro stations on Washington DC Metro’s Silver Line in the Dulles Corridor; representing an estimated assets under management (“AUM”) value of $2.5 to $3.0 Billion at completion (the “CRE Portfolio”).

“This transformative transaction completes our exit from homebuilding, provides growth capital to the Company and creates a simplified, clean and investable balance sheet” said Christopher Clemente, Chairman and Chief Executive Officer of CHCI.  “These transactions also enhance alignment of interests among management and shareholders. We anticipate announcements in the coming months that will provide shareholders with additional clarity regarding the progress we are making with our fully transformed operating platform.”

The Platform Transition Transaction includes the following key elements and consideration:

•	The permanent retention by the Company of approximately $18,500,000 of previous investments of preferred equity by CDS;

•	The immediate elimination of approximately $12M of homebuilding related project indebtedness and contingent liabilities from the Company’s balance sheet;
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A market rate incentive fee (the “Incentive Fee”) equal to 10% of the free cashflow of each of the real estate assets in the CRE Portfolio above the stipulated preferred return on CDS invested capital;

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The entry into the 2019 AMA that compensates the Company with annual fees equal to the greater of its annual operating costs plus $1,000,000; or the aggregate of the market rates fees as detailed in the Company’s Form 8-K filed with the SEC;

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The 2019 AMA also provides for additional annual supplemental market rate fees for additional services provided by CHCI including origination of third party investment capital, loan originations, and marketing and leasing fees, as detailed in the Company’s Form 8-K;

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The term of the 2019 AMA extends through December 31, 2027 and in the event of an early termination for convenience by CDS, after expiration of a two year non-termination provision, or at non-renewal, the Company is entitled to a payment of a termination fee equal to (i) the prior year’s 2019 AMA base fees, and (ii) the Incentive Fee;

•	The issuance to CDS of 3,100,000 shares of the Company’s Class A Common Stock valued at $4.00 per share for the purposes of the Platform Transition Transaction;
•	The issuance to CDS of 1,220,000 shares of the Company’s Series C Preferred Security with a $5.00 par value for the purposes of the Platform Transition Transaction;
•	The issuance to CDS of 723,938 shares of the Company’s Class A Common Stock in exchange for the return and cancellation of 579,158 shares of the Series C Preferred Security previously issued to CDS.

Ownership of the CRE Portfolio covered by the 2019 AMA includes the Company’s Chairman/CEO and largest individual shareholder, Christopher Clemente, a prominent high net worth family office, and Daito Trust Construction, Ltd., one of the largest publicly traded Japanese developers and managers of multi-family assets.

The Company will present interested investors with its reconstituted balance sheet and income statement resulting from the Platform Transition Transaction in its Form 10-Q for the quarter ending June 30, 2019.  Additionally, the full terms of the transactions described herein may be found in the Company’s Form 8-K and referenced exhibit as well as the Company’s Form 10-Q quarter ending June 30, 2019 and its referenced exhibits.

A detailed discussion of the Company’s strategic approach to creating value is also covered in the Company’s latest investor relations presentation, which can be found at www.ComstockCompanies.com.

About Comstock Holding Companies, Inc.

CHCI is a multi-faceted real estate development, asset management and real estate related services company that, since 1985, has designed, developed, constructed and managed several thousand residential units and millions of square feet of residential and mixed-use projects throughout the Washington, DC metropolitan market and in other key markets in the southeastern United States. In early 2018, CHCI transitioned its operating platform from being primarily focused on developing on-balance sheet, for-sale, homebuilding projects to being focused on commercial real estate development, asset management and real estate related services. In addition to providing real estate development, asset management, and property management services, CHCI provides development supply chain services, including capital markets, real estate brokerage, environmental consulting and design services in the Washington, DC metropolitan area and in New Jersey and Pennsylvania. Anchoring the transition of CHCI is a long-term asset management agreement covering two of the largest transit-oriented, mixed-use developments in the Washington, DC area; Reston Station, a nearly 5 million square foot transit-oriented, mixed-use development located in Reston, VA, and Loudoun Station, a nearly 2.5 million square foot transit-oriented, mixed-use development in Ashburn,

VA, as well as other additional development assets. Comstock’s substantial experience in entitling, designing, developing, and managing a diverse range of properties including apartments, single-family homes, townhomes, mid-rise condominiums, high-rise condominiums and mixed-use (residential and commercial) properties, as well as large scale commercial parking garages and infrastructure projects, has positioned the Comstock organization as a premier developer and real estate related service provider in the mid-Atlantic Region. The Company is publicly traded on NASDAQ under the symbol CHCI. For more information about CHCI, please visit www.ComstockCompanies.com.

About Reston Station

Strategically located mid-way between Tysons Corner and Dulles International Airport, Reston Station is among the largest mixed-use, transit-oriented developments in the Washington, DC area. Located at the terminus of Phase I of Metro’s Silver Line and encompassing nearly 40 acres spanning the Dulles Toll Road and surrounding Reston’s first Metro Station, Reston Station is already home to more than 1,000 residents, numerous businesses, multiple retail establishments, and several popular restaurants. With more than 1 million square feet of completed and stabilized buildings, approximately 4 million square feet of additional development in various stages of entitlement, development and construction, and a 3,500-space underground parking garage and bus transit facility adjacent to the Wiehle Reston-East Metro Station, the Reston Station neighborhood is quickly becoming Fairfax County’s urban focal point in the Dulles Corridor. For more information about Reston Station, please visit; www.RestonStation.com

About Loudoun Station

Located at the terminus station on Metro’s Silver Line, minutes from Dulles International Airport, Loudoun Station represents Loudoun County’s first (and currently its only) Metro-connected development. Loudoun Station has approximately 700,000 square feet of mixed-use development completed, including hundreds of rental apartments, approximately 150,000 square feet of retail, restaurants, and entertainment venues, 50,000 square feet of Class-A office, and a 1,500-space commuter parking garage. Approximately 2 million square feet of additional development is slated for Loudoun Station. Located adjacent to Metro’s Ashburn Station, the Loudoun Station neighborhood represents Loudoun County’s beginning transformation into a transit connected community with direct connectivity to Dulles International Airport, Reston, Tysons Corner and downtown Washington, DC. As Loudoun County’s only transit connected neighborhood, Loudoun Station has become the new downtown of Loudoun County in the Dulles Corridor. For more information about Loudoun Station, please visit; www.LoudounStation.com

Cautionary Statement Regarding Forward-Looking Statements

This release may include "forward-looking" statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by use of words such as "anticipate," "believe," "estimate," "may," "intend," "expect," "will," "should," "seeks" or other similar expressions. Forward-looking statements are based largely on our expectations and involve inherent risks and uncertainties, many of which are beyond our control. Any number of important factors could cause actual results to differ materially from those in the forward-looking statements. Additional information concerning important risk factors and uncertainties can be found under the heading "Risk Factors" in our latest Annual Report on Form 10-K, as filed with the Securities and Exchange Commission. Comstock specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

Company:
Comstock Holding Companies, Inc.
Christopher Guthrie, 703-230-1146
Chief Financial Officer: Christopher Guthrie

Source: Comstock Holding Companies, Inc.